UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      April 23, 2013

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 23, 2013, Coach, Inc. (the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its fiscal quarter ended March 30, 2013.  All information in the Press Release is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The attached Press Release includes the following Non-GAAP financial information:

  Operating income, income before provision for income taxes, provision for income taxes, SG&A expense, net income, and diluted net income per share for the prior year nine month period have been presented both including and excluding the effect of certain items which affect the comparability of our results.
  Percentage increases/decreases in sales for the Company, its International segment, and Coach Japan have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars and compared to the same period in the prior fiscal year.

The Company believes that it is appropriate to present this supplemental information, for the following reasons:

  Presenting the metrics listed in the first bulleted paragraph above both including and excluding the impact of certain items which affect the comparability of our results will help investors and analysts to understand the year-over-year changes in these metrics from continuing operations.
  Presenting the Company, its International segment, and Coach Japan sales increases/decreases including and excluding currency fluctuation effects will help investors and analysts to understand the effect on this important performance measure of significant year-over-year currency fluctuations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, the Company also announced that Reed Krakoff, the Company’s President and Executive Creative Director, informed the Company of his decision not to renew his employment agreement with the Company, which expires in June 2014.  Mr. Krakoff will now focus exclusively on his namesake brand, Reed Krakoff.  The Company currently anticipates that Mr. Krakoff will depart the Company prior to June 2014.  The Company concurrently announced it was reviewing strategic alternatives for the Reed Krakoff brand, including, but not limited to, a sale of the brand to a group in which Mr. Krakoff would participate.  As a result of the foregoing, Mr. Krakoff may be able to terminate his employment with the Company for “Good Reason” (as that term is defined in Mr. Krakoff’s employment agreement) prior to June 2014.

This document contains forward-looking statements based on management's current expectations.  These statements can be identified by the use of forward-looking terminology such as "may," "will," “would,” "should," "expect," "intend," “ahead,” "estimate," "on track," “was reviewing,” “on course,” "are positioned to," "continue," "project," "guidance," “target,” "forecast," "anticipate," or comparable terms.  Future results may differ materially from management's current expectations, based upon risks and uncertainties such as the ability to sell the Reed Krakoff brand.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished herewith:

99.1                Text of Press Release, dated April 23, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 23, 2013

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated April 23, 2013